UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       September 30, 2020

VITRO DIAGNOSTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-17378	84-1012042
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

4621 Technology Drive, Golden CO  80403
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 999-2130

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company[ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [     ]

ITEM 8.01OTHER EVENTS

Effective September 30, 2020,  the Securities and Exchange Commission (“Commission”) announced the temporary suspension, pursuant to Section 12(k) of the Securities Exchange Act of 1934, of trading in the securities of Vitro Diagnostics, Inc. (“VODG”) (CIK No. 0000793171), of Golden, CO, commencing at 9:30 a.m. EDT on September 30, 2020, and terminating at 11:59 p.m. EDT on October 13, 2020.

The Commission temporarily suspended trading in the securities of VODG due to a lack of current and information about the company because it has not filed certain periodic reports with the Commission.

The Company has been in communication with the Commission regarding its delinquent filings and has developed a plan to regain compliance with the reporting requirements under Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  At the Company’s request, the Commission has referred the matter to the Division of Enforcement.  The Company intends to request that the Commission undertake to deregister the Company’s common stock under Section 12(g) of the Exchange Act.  That deregistration would then permit the Company to complete the audit of its financial statements for the two fiscal years ending October 31, 2019 and 2020 and file a new Form 10 registration statement under the Exchange Act to restore the Company to a current status.  The Company hopes to be able to file the Form 10 in the first quarter of 2021 and qualify to trade on the OTC.QB.

The Company is grateful for the support of its stockholders and investors through this transition period.

ITEM 9.01:EXHIBITS

Item	Title

99.1	SEC Release No. 90048 dated September 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vitro Diagnostics, Inc. (Registrant)

Dated: October 1, 2020	/s/ James R. Musick James R. Musick, President and CEO